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                                  EXHIBIT 10.6

                            MACOLA SOFTWARE AGREEMENT

                            I/OMAGIC CORPORATION AND

                         ENTERPRISE WIDE COMPUTING, INC.

                             DATED OCTOBER 13, 1997


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                            MACOLA SOFTWARE AGREEMENT

         THIS MACOLA SOFTWARE AGREEMENT (this "Agreement"), dated for references purposes only as of October 13, 1997 is entered into by and between ENTERPRISE WIDE COMPUTING, INC., a California corporation ("Enterprise"), and I/OMAGIC CORPORATION, a Nevada corporation ("IOM").

         WHEREAS, IOM would like to purchase a Macola Software program ("Software") to enhance its operations and inventory systems.

         WHEREAS, Enterprise would like to sell licensing rights, train and install the Macola Software for IOM.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:


                                    ARTICLE I
                                GRANT OF LICENSE

         SECTION 1.1 GRANT OF LICENSE. Upon the terms and conditions set forth herein, Enterprise hereby grants IOM and IOM hereby accepts a worldwide, nonexclusive, perpetual license (the "Site License") to use the Software.

         SECTION 1.2 COPYING THE SOFTWARE IOM may copy the Software only with the written consent of Enterprise, which consent may be withheld in Enterprise' sole and absolute discretion.

         SECTION 1.3 TITLE TO THE SOFTWARE. The Software and all Licensed Materials related thereto shall be the sole property of Enterprise. IOM shall not modify, copy decompile, reverse engineer or disassemble the Software, in whole or in part, nor embed the Software into any other program or software unless expressly authorized in writing by Enterprise.

         SECTION 1.4 DEFAULT. If either party shall at any time commit any material breach of this agreement and shall fail to commence to cure such breach within thirty (30) days after written notice of such breach, the non-defaulting party may terminate this Agreement upon notice to the defaulting party. Upon the termination of this Agreement, the non-defaulting party may exercise all of its rights and remedies under this Agreement, at law or in equity.


                                   ARTICLE II
                             MAINTENANCE AND SUPPORT

         Enterprise agrees to provide IOM with training and support assistance pursuant to the terms of Exhibit "A" attached hereto.


                                   ARTICLE III
                              FINANCIAL OBLIGATIONS

         SECTION 3.1 FEES. As consideration for the granting of the Licenses to IOM, IOM shall deliver to Enterprise as and for the final price the sum of nine thousand (9,000) unrestricted and free trading shares of I/OMagic Corporation common stock ("Shares"), which are traded on the OTC/Bulletin Board, such consideration being the purchase price, payable upon execution of this Agreement. These Shares shall be delivered to Enterprise one hundred twenty (120) days from the date of this Agreement. The stock certificate shall be issued and delivered to Enterprise within ten (10) days of the date of this Agreement. The Shares shall be duly and validly issued, fully paid and nonassessable and free of liens, encumbrances and restrictions on transfers other than restrictions applicable by state and federal law. The Shares acquired by Enterprise are derived from affiliates and/or insiders of the Company and may be subject to certain restrictions under Federal or State securities laws. The issuance of Shares to Enterprise shall constitute payment in full by IOM.

         SECTION 3.2 NO REPRESENTATIONS/DISCLAIMER. Enterprise acknowledges and agrees that, except as expressly provided in this Agreement, neither IOM nor any agents, representatives or employees of IOM have made any representations or warranties, direct or indirect, oral or written, express or implied to Enterprise or any agents, representatives, or employees of Enterprise, with respect to the Shares of IOM, including without limitation the current or future value of the Shares or the past, present or future financial condition or performance of IOM. Enterprise acknowledges and agrees that it not acquiring the Shares in reliance on any information provided by IOM or IOM's agents, representatives, or employees. IOM specifically disclaims any

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warranty, guaranty or representation, oral or written, past or present, express or implied, concerning the Shares of IOM, except as expressly set forth in this Agreement. Further Enterprise holds harmless from all liability, loss, cost, claim, suit, judgment or expense (including, without limitation, reasonable attorneys' fees and costs) arising out of or in any way related to these Shares.

         SECTION 3.3 TAXES AND ASSESSMENTS. The parties agree that any federal state or local sales or other taxes, levies or assessments (including related interest and penalties) imposed, levied, assessed or arising by virtue of Fees, other than taxes based upon the net income of Enterprise, shall be the liability and responsibility of IOM.

                                   ARTICLE IV
             WARRANTIES, INDEMNIFICATION AND LIMITATION OF LIABILITY

         SECTION 4.1 WARRANTY. Enterprise hereby assigns to IOM any and all warranties with respect to the Software which it obtains from Macola including without limitation the warranties that (i) all Software delivered hereunder is free from material error, malfunctions and defects for thirty (30) days from the date of this Agreement, (ii) the Software will execute without material error or malfunction and (iii) the Software conforms in all material respects to the Software's documentation. ENTERPRISE DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE CONCERNING THE SOFTWARE AND THE LICENSED MATERIALS. NEITHER PARTY SHALL BE LIABLE FOR ANY OTHER LEGAL OR EQUITABLE THEORY EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         SECTION 4.2 TITLE. Enterprise warrants that Enterprise and its affiliated corporations have to right to sell the Software. Enterprise represents and warrants that the Software is original and has not been used prior to its sale to IOM.

         SECTION 4.3 INDEMNITY. Enterprise agrees to hold IOM and its agents, representatives, and employees harmless from all liability, loss, cost, claim suit, judgment or expense (including, without limitation, reasonable attorneys' fees and costs) arising out of or in any way related to an infringement of any patent or copyright or a violation of any trade secret or other proprietary right of any third party in the Software. Enterprise, at its option, may obtain for IOM the right to continue using, or to replace or modify the Software involved so that it becomes non-infringing; or, if such remedies are not reasonably available, grant IOM a refund of all fees paid to Enterprise under this Agreement. The provisions of this section and the obligations of Enterprise set forth herein shall survive the expiration of other termination of this Agreement.

         SECTION 4.4 MISCELLANEOUS WARRANTIES. Enterprise and IOM each represent (as to itself) to each other that:

                  (a) It is duly organized, validly existing and in good standing under the laws of its state of formation.

                  (b) It has all requisite power and authority to execute this Agreement and te the consummatransactions contemplated hereby.

                  (c) The execution of this Agreement and performance hereunder shall not constitute a default or conflict with any agreement or instrument to which it is a party.

                                    ARTICLE V
                               GENERAL PROVISIONS

         SECTION 5.1 CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND ITS PERFORMANCE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

         SECTION 5.2 NOTICES. All notices and communications required by or relating to this Agreement shall be in writing and shall be deemed duly given three (3) days after it is deposited, postage prepaid, return receipt requested in the United States mail to the respective party at the following addresses:

                           To Enterprise:   Enterprise Wide Computing, Inc.
                                            25219 S. Vermont Avenue, Suite 202
                                            Harbor City, CA 90710
                                            Attn: _____________________________

                           To IOM:          I/OMagic Corporation
                                            6B Autry
                                            Irvine, CA 92618
                                            Attn: Tony Shahbaz

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                           With copy to:    Horwitz & Beam
                                            Two Venture Plaza, Suite 350
                                            Irvine, CA 92618
                                            Attn: Lawrence W. Horwitz, Esq.

         SECTION 5.3 ASSIGNMENT. This Agreement shall not be assignable without the express written consent of the non-assigning party.

         SECTION 5.4 SEVERABILITY. If any provision of this Agreement is declared invalid, such provision shall be modified to the extent necessary to cure its invalidity and this Agreement shall otherwise remain in full force and effect.

         SECTION 5.5 NO AGENCY. Except as expressly provided herein, this Agreement does not create any relationship of agency, partnership or employment between the parties.

         SECTION 5.6 CONFIDENTIALITY. Neither party shall disclose the contents of this Agreement without the prior written consent of the other party.

         SECTION 5.7 HEADINGS. The descriptive headings are inserted for reference only and do not limit, expand or otherwise affect the meaning or construction of the language of this Agreement.

         SECTION 5.8 COUNTERPARTS. This Agreement may be executed in several counterparts and each executed counterpart shall be considered an original of this Agreement.

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         SECTION 5.9      INTEGRATION. This Agreement and the attached Exhibit
constitute the entire Agreement between the parties and shall supersede all proposals or prior Agreements, oral or written, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement shall not be varied by any oral agreement or representation or by other than an instrument in writing dated after this Agreement as signed by both parties.

         SECTION 5.10 FURTHER ASSURANCES. The parties agree that they will execute and deliver such further documents and do such further acts as the other party may reasonably request in order to accomplish the purposes of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the dates indicated below:

ENTERPRISE WIDE                                      I/OMAGIC CORPORATION
COMPUTING, INC.                                      a Nevada corporation
a Nevada corporation


By:     /s/ Janel Johnson                            By:   /s/ Tony Shahbaz
   --------------------------                           ---------------------

Name:    Janel Johnson                               Name:     Tony Shahbaz
     ------------------------                             -------------------

Title:    V.P. Finance                               Title:       President
      -----------------------                              ------------------

Date:     12/1/97                                    Date:       12/2/97
     ------------------------                             -------------------


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